CERTIFICATIONS PURSUANT TO SECTION 906 EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and James M. Giallanza, Chief Financial Officer of Smith Barney Sector Series Inc. – Smith Barney Financial Services Fund (the “Registrant”), each certify to the best of his knowledge that:

     1. The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2004 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Smith Barney Sector Series Inc. -	Smith Barney Sector Series Inc. -
Smith Barney Financial Services Fund	Smith Barney Financial Services Fund

/s/ R. Jay Gerken	/s/ James M. Giallanza

R. Jay Gerken	James M. Giallanza
Date: January 7, 2005	Date: January 7, 2005

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.